June 11, 2026

FingerMotion, Inc.

111 Somerset Road, Level 3

Singapore 238164

RE:	Registration Statement on Form S-1 Filed by FingerMotion, Inc.

Ladies and Gentlemen:

We are acting as special Delaware counsel to FingerMotion, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 and accompanying prospectus (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the resale, from time to time, by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (the “Selling Stockholder”) of up to 16,531,931 shares (the “Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”) of the Company, which such Shares represent 200% of the maximum number of shares of Common Stock issuable upon conversion of a senior secured convertible note held by the Selling Stockholder, dated May 13, 2026, in the outstanding principal amount of $5,000,000 (the “Note”), determined as if the outstanding Note was converted in full as of the trading day immediately preceding the date the Registration Statement was filed with the SEC without regard to any limitations on the conversion of the Note. The Note was issued pursuant to a Securities Purchase Agreement, dated May 13, 2026 (the “Purchase Agreement”), between the Company and the Selling Stockholder. In connection with the foregoing, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “DGCL”).

For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

(i)         the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on January 23, 2014, as amended by the Certificate of Designation of the Company, as filed with the Secretary of State on May 16, 2017, the Certificate of Amendment of the Company, as filed with the Secretary of State on June 21, 2017, and the Certificate of Revival of the Company, as filed with the Secretary of State on August 26, 2020 (collectively, the “Certificate of Incorporation”);

(ii)        the Amended and Restated Bylaws of the Company in effect since August 20, 2021 (the “Bylaws”);

FingerMotion, Inc.

June 11, 2026

(iii)        the Registration Statement;

(iv)        the Securities Purchase Agreement;

(v)         the Note;

(vi)        the Registration Rights Agreement, dated as of May 13, 2026 (the “Registration Rights Agreement”), by and between the Company and the Selling Stockholder;

(vii)       the Security Agreement, dated as of May 13, 2026 (the “Security Agreement” and together with the Registration Statement, the Securities Purchase Agreement, the Note and the Registration Rights Agreement, the “Transaction Documents”), by and among the Company and the Selling Stockholder (in both its capacity as a holder of the Note and as the collateral agent);

(viii)      a certificate of an officer of the Company (including the resolutions of the board of directors of the Company (the “Board” and such Board resolutions relating to the Transaction Documents, the “Board Resolutions”) and the other documents and materials attached thereto and certified therein), dated the date hereof, as to certain matters (the “Officer’s Certificate”); and

(ix)        a certificate of the Secretary of State, dated on or about the date hereof, as to the good standing of the Company.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (i) through (ix) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (i) through (ix) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

For purposes of this opinion, we have assumed: (i) that each of the parties to each of the Transaction Documents (other than the Company) is duly organized, validly existing and in good standing under the laws of the jurisdiction governing its organization; (ii) that each of the parties to each of the Transaction Documents (other than the Company) has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder; (iii) that each of the Transaction Documents constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms; (iv) that each of the Transaction Documents has been duly authorized, executed and delivered by each of the parties thereto (other than the Company); (v) that, prior to the issuance of any Shares, the Company will receive the consideration therefor specified in the Board Resolutions, the Securities Purchase Agreement and the Note, which consideration is and will not be less than the aggregate par value of such Shares; (vi) that as of the time of any issuance of the Shares, the issuance of such Shares was or will be duly recorded in the stock ledger of the Company and that, upon the issuance of any such Shares, either (a) one or more stock certificates representing such Shares containing all legends required by Section 151(f) of the DGCL will be duly executed and delivered by the officers of the Company entitled to execute stock certificates to reflect the issuance of such Shares or (b) if such Shares are uncertificated pursuant to a duly adopted resolution by the Board, a duly authorized officer of the Company will deliver to the record holders of such Shares the notice required by Section 151(f) of the DGCL and such notice will include any notices or legends required by Section 202 of the DGCL; (vii) that at any time any Shares are issued, the aggregate number of shares of Common Stock then issued, subscribed for or otherwise committed for issuance will not exceed the number of shares of Common Stock the Company is then authorized to issue under the Certificate of Incorporation; and (viii) that neither any party to any of the Transaction Documents nor any person or entity acquiring or receiving any Shares upon the exercise of the Note is an “interested stockholder” of the Company within the meaning of Section 203 of the DGCL.

FingerMotion, Inc.

June 11, 2026

We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their respective contents.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinions as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that the Shares issuable upon conversion of the Note have been duly authorized for issuance by the Company and, when issued upon the conversion of the Note and in accordance with the terms of the Note, the Board Resolutions and other applicable Transaction Documents, will be validly issued, fully paid and non-assessable under the DGCL.

The foregoing opinion is subject to the following exceptions, limitations and qualifications:

A.       We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinion is limited to the DGCL currently in effect, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 73-101 et seq., or any rules or regulations promulgated thereunder.

B.         Our opinions as set forth above do not encompass any agreement or document referred to, annexed or attached to or incorporated by reference into any of the Transaction Documents.

FingerMotion, Inc.

June 11, 2026

This opinion speaks only as of the date hereof, and we shall have no obligation to update this opinion in any respect after the date hereof, including with respect to changes in law occurring on or after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

RBG/AGB